Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K for the period ended December 31, 2020 of Pinnacle Bankshares Corporation (the “Corporation”), as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Aubrey H. Hall, IIII, President and Chief Executive Officer of the Corporation and Bryan M Lemley, Secretary, Treasurer and Chief Financial Officer of the Corporation, each certify that based on his knowledge and belief:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
2.

the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation as of the dates and for the periods covered by the Report.

PINNACLE BANKSHARES CORPORATION

Date: March 30, 2021	By	/S/ Aubrey H. Hall, III
Aubrey H. Hall, III
President and Chief Executive Officer

Date: March 30, 2021	By	/S/ Bryan M. Lemley
Bryan M. Lemley
Secretary, Treasurer and Chief Financial Officer